EX. 99.28(d)(2)(xix)

Amendment to

Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and BNY Mellon Asset Management North America Corporation

(formerly Mellon Capital Management Corporation)

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and BNY Mellon Asset Management North America Corporation (formerly Mellon Capital Management Corporation), a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Variable Fund LLC, as listed on Schedule A of the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Parties have agreed to amend the Agreement to amend the sub-advisory fees, as set forth on Schedule B to the Agreement, to reflect fee reductions for the following nine Funds, effective August 13, 2018:

1)	JNL/Mellon Capital Telecommunications Sector Fund;
2)	JNL/Mellon Capital Energy Sector Fund;
3)	JNL/Mellon Capital Financial Sector Fund;
4)	JNL/Mellon Capital Consumer Discretionary Sector Fund;
5)	JNL/Mellon Capital Healthcare Sector Fund;
6)	JNL/Mellon Capital Information Technology Sector Fund;
7)	JNL/Mellon Capital DowSM Index Fund;
8)	JNL/Mellon Capital MSCI World Index Fund; and
9)	JNL/Mellon Capital Nasdaq® 100 Index Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 13, 2018, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective August 13, 2018.

Jackson National Asset Management, LLC		BNY Mellon Asset Management North America Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Rose Huening-Clark
Name:	Mark D. Nerud	Name:	Rose Huening-Clark
Title:	President and CEO	Title:	Managing Director

Schedule B

Dated August 13, 2018

(Compensation)

JNL/Mellon Capital Dow Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital MSCI World Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Nasdaq® 100 Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital S&P® SMid 60 Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.060%
$100 million to $750 million	0.030%
Amounts over $750 million	0.015%

JNL/Mellon Capital JNL 5 Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.060%
$100 million to $750 million	0.030%
Amounts over $750 million	0.015%

B-1

JNL/Mellon Capital Telecommunications Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Consumer Discretionary Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Financial Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Energy Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Information Technology Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

-3-